UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

February 24, 2015

QTS Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36109	46-2809094
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

12851 Foster Street Overland Park, KS	66213
(Address of principal executive offices)	(Zip Code)

(913) 814-9988

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 24, 2015, QTS Realty Trust (the “Company”), QualityTech, LP (the “Operating Partnership) and GA QTS Interholdco, LLC (the “Selling Stockholder”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Jefferies LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters listed on Schedule A thereto (the “Underwriters”), pursuant to which the Company agreed to offer and sell 5,000,000 shares of its Class A common stock, $0.01 par value per share (the “Common Stock”), and the Selling Stockholder agreed to offer and sell 4,350,000 shares of Common Stock, in each case, at a price to the public of $34.75 per share of Common Stock. Pursuant to the terms of the Underwriting Agreement, the Selling Stockholder granted the Underwriters a 30-day option to purchase up to an additional 1,402,500 shares of Common Stock. The estimated net proceeds to the Company from this offering will be approximately $166.0 million, after deducting the underwriting discount and other estimated offering costs payable by the Company. The Company and the Operating Partnership made certain customary representations, warranties and covenants concerning the Company and the Operating Partnership and the registration statement in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The Company intends to contribute the net proceeds from this offering to the Operating Partnership. The Operating Partnership intends to use the net proceeds from this offering to repay amounts outstanding under its unsecured revolving credit facility and for general corporate purposes. The Company will not receive any proceeds from the sale of Common Stock by the Selling Stockholder.

A copy of the Underwriting Agreement is attached to this Current Report on Form 8-K as Exhibit 1.1 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 1.1.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	The following exhibits are filed as part of this report:

Exhibit Number	Exhibit Description

1.1	Underwriting Agreement, dated February 24, 2015, by and among QTS Realty Trust, QualityTech, LP, GA QTS Interholdco, LLC, and Jefferies LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several Underwriters listed on Schedule A thereto.

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Common Stock.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QTS Realty Trust, Inc.

By:	/s/ Shirley E. Goza
Shirley E. Goza
General Counsel and Secretary

Date: March 2, 2015

EXHIBIT LIST

Exhibit Number	Exhibit Description

1.1	Underwriting Agreement, dated February 24, 2015, by and among QTS Realty Trust, QualityTech, LP, GA QTS Interholdco, LLC, and Jefferies LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several Underwriters listed on Schedule A thereto.

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Common Stock.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).